Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the Annual Report on Form 40-F (the “Annual Report”) of Enerplus Resources Fund (the “Fund”) which includes the Fund’s Annual Information Form dated March 12, 2010 for the year ended December 31, 2009, which document makes reference to our firm and our report dated February 12, 2010, evaluating the Fund’s oil, natural gas and natural gas liquids interests effective December 31, 2009.

Calgary, Alberta, Canada	MCDANIEL & ASSOCIATES CONSULTANTS LIMITED
January 24, 2011

/s/ P.A.Welch
P.A. Welch, P. Eng. President & Managing Director